Note: References to “Adjusted” results exclude notable items and are Non-GAAP Financial Measures. NEWS RELEASE For Immediate Release Contact: Barbara Thompson Deanna Hart April 28, 2022 Corporate Communications Investor Relations 919-716-2716 919-716-2137 FIRST CITIZENS BANCSHARES REPORTS EARNINGS FOR THE FIRST QUARTER OF 2022 RALEIGH, N.C. -- First Citizens BancShares, Inc. (“BancShares”) (Nasdaq: FCNCA) reported earnings for the first quarter ended March 31, 2022. Chairman and CEO, Frank B. Holding, Jr. on first quarter results, “We are pleased to announce solid first quarter results. We continue to remain focused on ensuring a timely and successful integration with CIT Group Inc. (“CIT”) and made good progress during the quarter. We benefited from another quarter of deposit and loan growth. Net interest income grew and net interest margin expanded compared to the linked quarter, overcoming a reduction in SBA-PPP loans. “We were additionally pleased with the positive momentum in our card, merchant, wealth and rail lines of business. Expenses were well controlled during the quarter, and we’re committed to achieving our target cost savings from the CIT merger. Credit quality remained strong and net charge-offs remained low. We closed the quarter with strong capital and liquidity levels and believe our current levels support resuming share repurchases in the second half of this year.” MERGER WITH CIT GROUP, INC. As previously disclosed, BancShares closed its merger with CIT on January 3, 2022. Total assets acquired were $53.8 billion, which consisted of approximately $32.8 billion of loans, $7.8 billion of operating lease equipment and $6.6 billion of investment securities. Deposits acquired were $39.4 billion. The transaction also included approximately 80 bank branches, about 60 of which were in Southern California and the remaining primarily in the Southwest, Midwest and Southeast. BancShares additionally recorded a preliminary gain on acquisition of $431 million in the first quarter of 2022, representing the excess of the net assets acquired over the purchase price.

Note: References to “Adjusted” results exclude notable items and are Non-GAAP Financial Measures. FIRST QUARTER HIGHLIGHTS Merger with CIT Group Inc. BancShares completed its previously announced merger with CIT in the first quarter, creating immediate accretion to tangible book value per share of over 40%. The ongoing financial benefits from the combination are already being realized, and BancShares remains confident in its ability to execute on its previously communicated $250 million in total cost savings by the end of 2023. The merger with CIT resulted in a preliminary gain of $431 million which partially offset the $387 million expense (net of $126 million in tax) to establish the initial allowance for credit losses (“ACL”) on non-purchase credit deteriorated (“non-PCD”) loans and establish the reserve for off balance sheet credit exposures, as well as the $102 million merger-related expenses (net of $33 million in tax) primarily for severance and retention payments, auditing and consulting fees. Net income to common shareholders Net income to common shareholders was $264 million or $16.70 per common share for the first quarter of 2022, compared to $142 million or $14.53 per common share for the same quarter in 2021. Results for the first quarter of 2022 were impacted materially by the CIT merger given the magnitude of the acquired balance sheet, the impacts of purchase accounting and the increases in net income from CIT’s operations. First quarter results included a net $181 million in pre-tax notable items. Excluding notable items, adjusted first quarter net income available to common shareholders was $299 million or $18.95 per share. Return on average assets and equity Return on average assets for the first quarter of 2022 was 1.00%, down from 1.16% for the comparable quarter in 2021. When adjusted for notable items, return on average assets totaled 1.12% for the first quarter of 2022, compared to 1.07% for the comparable quarter in 2021. Return on average equity for the first quarter of 2022 was 11.18%, down from 14.70% for the comparable quarter in 2021. When adjusted for notable items, return on average equity totaled 12.67% for the first quarter of 2022, compared to 13.51% for the same quarter in 2021. Net interest income and net interest margin Net interest income was $649 million for the first quarter of 2022. The net interest margin (“NIM”) was 2.73% for the first quarter of 2022, down 6 basis points from 2.79% for the comparable quarter in 2021 and up 16 basis points from 2.57% in the fourth quarter of 2021. Net interest margin benefited from growth in average loans and investments, as well as the redemption of approximately $3 billion in legacy CIT debt which occurred in late February. Allowance for credit losses and credit quality The ACL was $848 million or 1.29% of total loans at March 31, 2022, compared to $178 million or 0.55% of total loans at December 31, 2021. With the acquisition of CIT, BancShares established an ACL related to the CIT loan portfolio of $738 which was $26 million over CIT’s ACL at December 31, 2021. The improvement of certain macroeconomic factors supporting the ACL estimate process during the quarter resulted in a release of $68 million. Credit quality remains strong and net charge-offs remain at historical lows. The net charge-off ratio was 0.09% for the first quarter of 2022 and nonaccrual loans to total loans was 0.82%. Balance sheet growth Total loans were $65.5 billion, an increase of $33.2 billion since December 31, 2021. Excluding the fair value of loans acquired from CIT and a decline from SBA-PPP loans, total loans grew $455 million or 2.8% on an annualized basis. Total deposits grew to $91.6 billion, an increase of $40.2 billion since December 31, 2021. Excluding net deposits acquired from CIT, deposits increased $833 million or by 3.7% on an annualized basis. Capital BancShares remained well-capitalized with a total risk-based capital ratio of 14.46%, a Tier 1 risk-based capital ratio of 12.39%, a Common Equity Tier 1 ratio of 11.34% and a Tier 1 leverage ratio of 9.43%.

Note: References to “Adjusted” results exclude notable items and are Non-GAAP Financial Measures. NET INTEREST INCOME AND NET INTEREST MARGIN (NIM) Net interest income was $649 million for the first quarter of 2022, an increase of $310 million compared to the first quarter of 2021 and $292 million compared to the linked quarter. The increases in both periods were primarily due to impacts from the merger with CIT. Interest income on loans was $621 million, and the portfolio yield was 3.88%. This compares to $323 million or 3.92% for the first quarter of 2021 and $328 million or 3.97% in the linked quarter. Interest income on investment securities totaled $83 million and the portfolio yield was 1.77%. This compares to $31 million or 1.27% for the first quarter of 2021 and $40 million or 1.39% in the linked quarter. Interest expense for the first quarter of 2022 was $61 million, an increase of $45 million compared to the first quarter of 2021 and $46 million compared to the linked quarter. The rate paid on interest bearing deposits was 0.24% compared to 0.14% in the prior year period and 0.11% in the linked quarter. The rate paid on borrowings was 1.95% compared to 2.12% in both prior periods. NIM was 2.73% for the first quarter of 2022, down 6 basis points from 2.79% for the comparable quarter in 2021 and up 16 basis points from 2.57% in the fourth quarter of 2021. Net interest margin benefited from a better macroeconomic rate environment, growth in average loans and investments, and the redemption of approximately $3 billion in legacy CIT debt, which occurred in late February. NONINTEREST INCOME Noninterest income was $850 million for the first quarter of 2022, compared to $137 million for the same period in 2021, an increase of $713 million driven primarily from the acquisition of CIT. The current period included an preliminary gain on acquisition of $431 million, which has been identified as notable. The CIT acquisition additionally contributed $208 million in gross rental income on operating leases, $27 million in factoring commissions, $23 million in fee income and other revenue, and $6 million in gain on the sale of leasing equipment. Lines of business such as wealth, card, and merchant services were positive for the quarter while mortgage income declined with the rising interest rates and decline in volumes.

Note: References to “Adjusted” results exclude notable items and are Non-GAAP Financial Measures. NONINTEREST EXPENSE Noninterest expense was $810 million for the first quarter of 2022, compared to $296 million for the same period in 2021, an increase of $514 million driven primarily from the acquisition of CIT. During the quarter, we recorded $135 million in merger-related expenses, which have been identified as notable. Salaries and benefits were $352 million, an increase primarily related to the CIT merger. Depreciation and maintenance on operating leases were $81 million and $43 million, respectively. Occupancy expense, net and equipment expense were up $19 million and $22 million respectively, related to the merger with CIT. A benefit of $27 million was recognized with the termination of legacy retiree benefit plans. INCOME TAXES Income tax for the quarter was a benefit of $46 million compared to a provision expense of $44 million for the first quarter of 2021, representing effective tax rates of (20.4%) and 23.6% for the respective periods. The first quarter of 2022 included a non-taxable bargain purchase gain of $431 million and other discrete items. LOANS AND DEPOSITS At March 31, 2022, loans totaled $65.5 billion, an increase of $33.2 billion since December 31, 2021. Loans and leases acquired from the CIT merger totaled $32.8 billion, which are net of initial purchase accounting marks. Excluding total net loans acquired from CIT and a decline of $299 million in SBA-PPP loans, total loans grew $455 million or 2.8% on an annualized basis. At March 31, 2022, deposits totaled $91.6 billion, an increase of $40.2 billion since December 31, 2021. Deposits acquired from the CIT merger totaled $39.4 billion, net of initial purchase accounting marks. Excluding net deposits acquired from CIT, deposits increased $833 million or by 3.7% on an annualized basis. CREDIT QUALITY Total nonaccrual loans were $538 million or 0.82% of total loans at March 31, 2022, compared to $121 million or 0.37% of total loans at December 31, 2021. The increase in total nonaccrual loans was primarily the result of the CIT merger.

Note: References to “Adjusted” results exclude notable items and are Non-GAAP Financial Measures. ALLOWANCE FOR CREDIT LOSSES (ACL) AND PROVISION FOR CREDIT LOSSES The ACL was $848 million or 1.29% of total loans at March 31, 2022, compared to $178 million or 0.55% of total loans at December 31, 2021. The increase in the ACL as compared to December 31, 2021, was primarily driven by the loans added in the CIT Merger. Note that no ACL was carried over from CIT; therefore, the quarter included an ACL build for the loans added. We recorded an estimated reserve for purchase credit deteriorated (“PCD”) loans of $284 million and an estimated reserve for non-PCD loans of $454 million. Provision expense totaled $464 million for the quarter compared to a net benefit of $11 million in the first quarter of 2021. While net charge-offs were up compared to the prior year quarter, the 9 bps on an annualized basis remains below historical averages. Excluding the day 2 provision for non-PCD loans and the reserve for unfunded commitments of $513 million, we reported a net provision benefit of $49 million due to a net $68 million reserve release as we continue to see improvement in certain macroeconomic factors, specifically real estate values that positively impact the ACL estimate. Additionally, we saw improvement in the specific reserves on certain large, impaired loans which also contributed to the release. EARNINGS CALL DETAILS BancShares will host a conference call to discuss the company's financial results on Thursday, April 28, 2022, at 9 a.m. Eastern time. To access this call, dial: Domestic: 833-654-8257 International: 602-585-9869 Conference ID: 7780142 The first quarter 2022 earnings presentation and this news release are available on the company’s website at www.firstcitizens.com/investor-relations. After the conference call, you may access a replay of the call through May 13, 2022, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) with conference ID 7780142. ABOUT FIRST CITIZENS BANCSHARES First Citizens BancShares, Inc. is the financial holding company for First Citizens Bank. In January 2022, First Citizens BancShares and CIT Group Inc. merged, creating one of the top 20 U.S. financial institutions, with approximately $110 billion in assets. First Citizens Bank helps personal, business, commercial and wealth clients build financial strength that lasts. As the largest family-controlled bank in the United States, First Citizens is continuing a unique legacy of strength, stability and long-term thinking that has spanned generations. Its commercial banking segment brings a wide array of best- in-class lending, leasing and banking services to middle-market companies and small businesses from coast to coast. Founded in 1898 and headquartered in Raleigh, N.C., First Citizens also operates a nationwide direct bank and a network of more than 600 branches in 22 states, many in high-growth markets. Visit firstcitizens.com. First Citizens Bank. Forever First®.

FORWARD-LOOKING STATEMENTS This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including the military conflict between Russia and Ukraine) and market conditions, the impacts of the global COVID-19 pandemic on BancShares’ business and customers, the financial success or changing conditions or strategies of BancShares’ customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transaction(s), including the recently completed transaction with CIT, which acquisition risks include (1) disruption from the transaction, or recently completed mergers, with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transaction may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (3) reputational risk and the reaction of the parties’ customers to the transaction, (4) the risk that the cost savings and any revenue synergies from the transaction may not be realized or take longer than anticipated to be realized, and (5) difficulties experienced in the integration of the businesses. In addition, statements in this presentation related to future plans involving possible commencement of a share repurchase program remain subject to board and relevant regulatory approvals. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward- looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”). NON-GAAP MEASURES Certain measures in this presentation are "Non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that Non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. The Non-GAAP measures are reconciled to the most comparable GAAP measure in the following financial highlights.

First Citizens BancShares, Inc.
Performance Summary Table
(dollars in millions, except per share data)

Key Performance & Metrics		1Q22	4Q21	1Q21
Per Common Share Data				
Average diluted shares oustanding (in thousands)	$	15,779	9,816	9,816
Net income available to common stockholders [1]		16.70	12.09	14.53
Net income available to common stockholders [1] - Adjusted		18.95	12.82	13.36
Book value per common share		605.48	447.95	405.59
Tangible book value per common share (TBV)		574.09	410.74	367.07
Key Performance Metrics				
Return on average assets (ROA)		1.00%	0.84%	1.16%
Return on average assets (ROA) - adjusted		1.12%	0.89%	1.07%
Return on average common equity (ROE)		11.18%	10.96%	14.70%
Return on average common equity (ROE) - adjusted		12.67%	11.63%	13.51%
Return on average tangible common equity (ROTCE)		11.83%	12.00%	16.28%
Return on average tangible common equity (ROTCE) - adjusted		13.41%	12.72%	14.96%
Efficiency ratio		61.57%	66.31%	63.35%
Net interest margin (NIM)		2.73%	2.57%	2.79%
Select Balance Sheet Items				
Total investments		19,469	13,110	10,222
Total loans and leases		65,524	32,372	33,181
Total operating lease equipment (net)		7,972	-	-
Total deposits		91,597	51,406	47,331
Total borrowings		3,292	1,794	1,911
Loan to deposit ratio		71.54%	62.97%	70.10%
Noninterest-bearing deposits to total deposits		28.27%	41.64%	43.34%
Capital Ratios [2]				
Total risk-based capital ratio		14.46%	14.35%	14.14%
Tier 1 risk-based capital ratio		12.39%	12.47%	12.02%
Common equity Tier 1 ratio		11.34%	11.50%	11.00%
Tier 1 leverage capital ratio		9.43%	7.59%	7.84%
Asset Quality				
Ratio of nonaccrual loans to total loans		0.82%	0.37%	0.59%
Allowance for credit losses to loans ratio		1.29%	0.55%	0.63%
Net charge off ratio		0.09%	-0.01%	0.03%

[1] Per diluted common shares, when applicable.

[2] Capital ratios for the current quarter are preliminary pending completion of quarterly regulatory filings.

First Citizens BancShares, Inc.
Income Statement - Consolidated
(dollars in millions, except shares and per share data)

Income Statement - Consolidated		1Q22	4Q21	1Q21
Interest income				
Interest and fees on loans & leases	$	621	328	323
Interest on investment securities		83	40	31
Other interest and dividends		6	4	1
Total interest income		**710**	**372**	**355**
Interest expense				
Deposits		39	8	8
Borrowings		22	7	8
Total interest expense		**61**	**15**	**16**
Net interest income		649	357	339
Provision (benefit) for credit losses		464	(5)	(11)
Net interest income after provision for credit losses		**185**	**362**	**350**
Noninterest income				
Rental income on operating leases		208	-	-
Other noninterest income				
Fee income and other revenue		33	9	8
Wealth management services		35	33	32
Gains on leasing equipment, net		6	-	-
Service charges on deposit accounts		28	27	22
Factoring commissions		27	-	-
Cardholder services, net		25	21	20
Merchant services, net		10	7	9
Realized gains on investment securities available for sale, net		-	-	9
Marketable equity securities gains (losses), net		3	3	16
Gain on acquisition		431	-	-
Gain (loss) on extinguishment of debt		6	-	-
Other noninterest income		38	14	21
Total other noninterest income		642	114	137
Total noninterest income		**850**	**114**	**137**
Noninterest expense				
Depreciation on operating lease equipment		81	-	-
Maintenance and other operating lease expenses		43	-	-
Operating expenses				
Salaries and benefits		352	193	184
Net occupancy expense		49	30	30
Equipment expense		52	30	30
Third-party processing expense		24	16	14
FDIC insurance expense		12	4	3
Merger-related expenses		135	10	7
Intangible asset amortization		6	2	3
Other noninterest expense		56	38	25
Total operating expenses		686	323	296
Total noninterest expense		**810**	**323**	**296**
Income before income taxes		**225**	**153**	**191**
Income taxes		(46)	30	44
Net income		**271**	**123**	**147**
Preferred stock dividends		7	5	5
Net income available to common stockholders	**$**	**264**	**118**	**142**
Earnings per common share				
Basic	$	16.70	12.09	14.53
Diluted		16.70	N/A	N/A
Weighted average number of common shares				
Basic		15,779,153	9,816,405	9,816,405
Diluted		15,779,153	9,816,405	9,816,405

First Citizens BancShares, Inc.
Income Statement - Adjusted for Notable Items - Consolidated
(dollars in millions, except shares and per share data)

Income Statement - Adjusted for Notable Items - Consolidated		1Q22	4Q21	1Q21
Interest income				
Interest and fees on loans & leases	$	621	328	323
Interest on investment securities		83	40	31
Other interest and dividends		6	4	1
Total interest income		**710**	**372**	**355**
Interest expense				
Deposits		39	8	8
Borrowings		22	7	8
Total interest expense		**61**	**15**	**16**
Net interest income		649	357	339
Provision (benefit) for credit losses		(49)	(5)	(11)
Net interest income after provision for credit losses		**698**	**362**	**350**
Noninterest income				
Rental income on operating leases, net		84	-	-
Other noninterest income		-	-	-
Fee income and other revenue		33	9	8
Wealth management services		35	33	32
Gains on leasing equipment, net		-	-	-
Service charges on deposit accounts		28	27	22
Factoring commissions		27	-	-
Cardholder services, net		25	21	20
Merchant services, net		10	7	9
Realized gains on investment securities available for sale, net		-	-	(0)
Marketable equity securities gains (losses), net		-	(0)	(0)
Gain on acquisition		-	-	-
Gain (loss) on extinguishment of debt		-	-	-
Other noninterest income		38	14	21
Total other noninterest income		196	111	112
Total noninterest income		**280**	**111**	**112**
Noninterest expense				
Depreciation on operating lease equipment		-	-	-
Maintenance and other operating lease expenses		-	-	-
Operating expenses		-	-	-
Salaries and benefits		379	193	184
Net occupancy expense		49	30	30
Equipment expense		52	30	30
Third-party processing expense		24	16	14
FDIC insurance expense		12	4	3
Merger-related expenses		0	0	0
Intangible asset amortization		-	-	(0)
Other noninterest expense		56	38	25
Total operating expenses		572	311	286
Total noninterest expense		**572**	**311**	**286**
Income before income taxes		**406**	**162**	**176**
Income taxes		100	31	40
Net income		**306**	**131**	**136**
Preferred stock dividends		7	5	5
Net income available to common stockholders	**$**	**299**	**126**	**131**
Earnings per common share				
Basic	$	18.95	12.82	13.36
Diluted	$	18.95	N/A	N/A
Weighted average number of common shares				
Basic		15,779,153	9,816,405	9,816,405
Diluted		15,779,153	N/A	N/A

First Citizens BancShares, Inc.
Notable Items
(dollars in millions, except per share data)

Notable Items		1Q22			4Q21			1Q21		
		Pre-Tax	After-Tax	EPS Impact	Pre-Tax	After-Tax	EPS Impact	Pre-Tax	After-Tax	EPS Impact
Depreciation on operating lease equipment	$	(81)	(61)	(3.87)	-	-	-	-	-	-
Maintenance and other operating lease expenses		(43)	(32)	(2.05)	-	-	-	-	-	-
Gains on leasing equipment, net of impairments		(6)	(5)	(0.31)	-	-	-	-	-	-
Realized gains on investment securities available for sale, net		-	-	-	-	-	-	(9)	(7)	(0.73)
Marketable equity securities gains, net		(3)	(2)	(0.12)	(3)	(2)	(0.24)	(16)	(12)	(1.27)
Gain on acquisitions		(431)	(431)	(27.34)	-	-	-	-	-	-
Gain on extinguishment of debt		(6)	(5)	(0.29)	-	-	-	-	-	-
CTA release			-	-	-	-	-	-	-	-
Legacy consumer mortgage loan sales		-	-	-	-	-	-	-	-	-
Noninterest income - total adjustments	$	**(570)**	**(536)**	**(33.98)**	**(3)**	**(2)**	**(0.24)**	**(25)**	**(20)**	**(2.00)**
Depreciation on operating lease equipment		(81)	(61)	3.87	-	-	-	-	-	-
Maintenance and other operating lease expenses		(43)	(32)	2.05	-	-	-	-	-	-
Restructuring costs		-	-	-	-	-	-	-	-	-
Merger-related expenses		(135)	(102)	6.45	(10)	(8)	0.78	(7)	(5)	0.54
Intangible asset amortization		(6)	(5)	0.29	(2)	(2)	0.16	(3)	(3)	0.26
Termination of US Medical Plan and US Life Insurance		27	20	(1.28)	-	-	-	-	-	-
Noninterest expense - total adjustments	$	**(238)**	**(180)**	**11.38**	**(12)**	**(9)**	**0.94**	**(10)**	**(8)**	**0.81**
CECL Day 2 provision and reserve for unfunded commitments		(513)	(387)	24.50	-	-	-	-	-	-
Provision for credit losses - total adjustments	$	**(513)**	**(387)**	**24.50**	**-**	**-**	**-**	**-**	**-**	**-**
Total impact of notable items	$	**$ 181**	**$ 31**	**$ 1.90**	**9**	**7**	**$ 0.70**	**(15)**	**(12)**	**$ (1.20)**

First Citizens BancShares, Inc.
Balance Sheet
(dollars in millions)

Balance Sheet		1Q22	4Q21	1Q21
Assets				
Cash and due from banks	$	523	338	410
Interest-earning deposits at banks		9,285	9,115	7,589
Securities purchased under agreement to resell				
Investment in marketable equity securities		100	98	107
Investment in securities available for sale		9,295	9,203	7,307
Investment securiites held to maturity		10,074	3,809	2,808
Assets held for sale		83	98	130
Loans and leases		65,524	32,372	33,181
Allowance for credit losses		(848)	(178)	(211)
Loans and leases, net of allowance for credit losses		**64,676**	**32,194**	**32,970**
Operating lease equipment, net		7,972	-	
Premises and equipment		1,431	1,233	1,239
Bank owned life insurance		1,326	116	115
Goodwill		346	346	350
Other intangible assets		156	19	28
Other assets		3,330	1,739	856
Total assets	$	**108,597**	**58,308**	**53,909**
Liabilities				
Deposits				
Noninterest-bearing	$	25,898	21,405	20,515
Interest-bearing		65,699	30,001	26,816
Total deposits		91,597	51,406	47,331
Credit balances of factoring clients		1,150		
Securities sold under customer repurchase agreements		616	589	681
Federal Home Loan Bank borrowings		639	645	648
Senior unsecured borrowings		895	-	-
Subordinated debt		1,058	478	497
Other borrowings		84	72	85
Other liabilities		1,988	381	345
Total liabilities	$	**98,027**	**53,571**	**49,587**
Stockholders' equity				
Preferred stock - $0.01 par value		881	340	340
Common Stock:				
Class A - $1 par value		15	9	9
Class B - $1 par value		1	1	1
Surplus		5,344	-	
Retained earnings		4,634	4,377	4,006
Accumulated other comprehensive (loss) income		(305)	10	(34)
Total stockholders' equity		**10,570**	**4,737**	**4,322**
Total liabilities and stockholders' equity	$	**108,597**	**58,308**	**53,909**
Common Shares Outstanding		15,978,414	9,816,405	9,816,405
Book value per common share	$	605.48	447.92	405.65
Tangible book value per common share		574.09	410.74	367.07
Other assets				
Investments in low income housing and other tax credits	$	702	157	162
Right of use assets		384	63	65
Pension assets		296	289	166
Accrued interest receivable		247	134	148
Income taxes receivable		834	799	40
Fair value of derivative financial instruments		110	-	-
Countertparty receivables		106	-	-
Federal Home Loan Bank stock		39	40	41
Other real estate owned		43	39	49
Mortgage servicing rights		29	24	24
Other		540	194	161
Total other assets	$	**3,330**	**1,739**	**856**
Other liabilities				
Accrued expenses and accounts payable	$	534	5	3
Current and deferred taxes		161	34	-
Lease liabilities		385	64	66
Commitments to find investments in tax credits		242	43	50
Fair value of derivative financial instruments		204	-	-
Accrued interest payable		24	8	5
Reserve for off-balances sheet credit exposure		75	12	12
Other		363	215	209
Total other liabilities	$	**1,988**	**381**	**345**

First Citizens BancShares, Inc.
Loans & Deposits
(dollars in milions)

Loans & Leases (End of Period)		1Q22	4Q21	1Q21
Loans & Leases by Class				
Commercial				
Commercial construction	$	2,633	1,238	1,131
Owner occupied commercial mortgages		13,553	12,099	11,480
Non-owner occupied commercial mortgages		9,293	3,041	3,094
Commercial and industrial		22,402	5,937	7,403
Leases		2,220	271	317
Total commercial	$	50,101	22,586	23,425
Consumer				
Residental mortgage	$	11,711	6,088	5,974
Revolving mortgage		1,840	1,818	1,971
Consumer auto		1,320	1,332	1,272
Consumer other		552	548	539
Total consumer		15,423	9,786	9,756
Total loans & leases	$	**65,524**	**32,372**	**33,181**
Less allowance for credit losses		(848)	(178)	(211)
Net loans & leases	$	**64,676**	**32,194**	**32,970**

Deposits (End of Period)		1Q22	4Q21	1Q21
Non-interest-bearing demand	$	25,898	21,405	20,515
Checking with interest		16,702	12,694	10,820
Money market		26,249	10,590	9,590
Savings		13,506	4,236	3,676
Time		9,242	2,481	2,729
Total deposits	**$**	**91,597**	**51,406**	**47,331**

First Citizens BancShares, Inc.
Asset Quality & Allowance for Credit Losses
(dollars in milions)

Asset Quality & Allowance		1Q22	4Q21	1Q21
Nonaccrual loans	$	538	121	194
Ratio of nonaccrual loans to total loans		0.82%	0.37%	0.59%
Charge-offs	$	33	8	9
Recoveries		(18)	(9)	(6)
Net charge-offs	$	15	(1)	3
Net charge-off ratio		0.09%	-0.01%	0.03%
Allowance for credit losses	$	848	178	211
Allowance for credit losses to loans ratio		1.29%	0.55%	0.63%
Allowance for credit losses - beginning	$	178	183	225
CIT merger - intial PCD allowance		284	-	-
CIT merger - initial NPCD allowance		454	-	-
Provision (credit)		(53)	(5)	(11)
Net charge-offs		(15)	1	(3)
Allowance for credit losses - ending	$	848	179	211
Reserve for off balance sheet credit exposures	$	75	12	12
Total provision expense	$	464	(5)	(11)

First Citizens BancShares, Inc.
Average Balance Sheet - Yields/Rates
(dollars in millions)

Average Balance Sheet	1Q22			4Q21			1Q21		
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Loans and leases	$ 64,144	$ 621	3.88%	$ 32,488	$ 328	3.97%	$ 33,087	$ 323	3.92%
Total investment securities	19,492	83	1.71%	11,424	40	1.39%	9,758	31	1.27%
Interest-earning deposits at banks	11,476	6	0.19%	10,690	4	0.15%	5,871	1	0.10%
Total interest-earning assets	95,112	710	2.99%	54,602	372	2.68%	48,716	355	2.92%
Operating lease equipment, net (including held for sale)	7,924			-			-		
Cash and due from banks	536			337			333		
Allowance for credit losses	(907)			(184)			(224)		
All other non-interest bearing assets	6,569			3,361			2,585		
Total Assets	**109,234**			**58,116**			**51,410**		
Interest bearing deposits									
Checking with interest	16,606	5	0.10%	11,994	2	0.05%	10,746	1	0.05%
Money market	26,199	15	0.24%	10,358	2	0.09%	9,009	3	0.11%
Savings	13,659	9	0.26%	4,140	-	0.03%	3,462	-	0.04%
Time deposits	9,794	10	0.43%	2,517	4	0.62%	2,805	5	0.66%
Total interest bearing deposits	66,258	39	0.24%	29,009	8	0.11%	26,022	9	0.14%
Securities sold under customer repuchase agreements	600	-	**0.16%**	650	-	**0.16%**	641	-	**0.21%**
Borrowings									
FHLB borrowings	641	2	1.27%	645	2	1.28%	651	2	1.28%
Senior unsecured borrowings	2,719	12	1.71%	-	-	0.00%	-	-	0.00%
Subordinated debt	1,061	8	2.96%	497	4	3.34%	497	4	3.37%
Other borrowings	85	-	1.95%	75	1	1.25%	87	1	1.22%
Total borrowings	4,506	22	1.95%	1,217	7	2.12%	1,235	7	2.12%
Total interest-bearing liabilities	71,364	61	0.35%	30,876	15	0.19%	27,898	16	0.23%
Non-interest bearing deposits	25,315			22,229					
Other non-interest bearing liabilities	2,132			378			23,512		
Stockholders' equity	10,423			4,633					
Total liabilities and stockholders' equity	**$ 109,234**			**$ 58,116**			**$ 51,410**		
Interest rate spread			**2.64%**			**2.49%**			**2.69%**
Net interest income and net yield on interest-earning assets		**$ 649**	**2.73%**		**$ 357**	**2.57%**		**$ 339**	**2.79%**

First Citizens BancShares, Inc.
Non-GAAP Reconcilation #1
(dollars in millions, except per share data)

			1Q22	4Q21	1Q21
Net income (GAAP measure)		$	271	123	147
Less: Preferred dividends			7	5	5
Net income available to common stockholders (GAAP measure)	a		264	118	142
Plus: Total tax-effected notable items			35	8	(11)
Adjusted net income available to common stockholders (non-GAAP measure)	b	$	299	126	131
Weighted average common shares outstanding	c		15,779,153	9,816,405	9,816,405
Basic earnings per share (GAAP measure)	a/c	$	16.70	12.09	14.53
Adjusted basic earnings per share (non-GAAP measure)	b/c		18.95	12.82	13.36
Total average stockholders' equity (GAAP measure)		$	10,423	4,633	4,275
Less: Preferred stock			863	340	340
Total average common stockholders' equity (GAAP measure)	e	$	9,560	4,293	3,935
Return on equity (GAAP measure)	a/e		11.18%	10.96%	14.70%
Adjusted return on equity (non-GAAP measure)	b/e		12.67%	11.63%	13.51%
Total average common stockholders' equity (GAAP measure)		$	9,560	4,293	3,935
Less: Average goodwill			346	350	350
Less: Average intangible assets			182	21	30
Total tangible common stockholders' equity (non-GAAP measure)	f	$	9,032	3,922	3,555
Return on tangible common equity (non-GAAP measure)	a/f		11.83%	12.00%	16.28%
Adjusted return on tangible common equity (non-GAAP measure)	b/f		13.43%	12.72%	14.96%
Total average assets (GAAP measure)	g	$	110,395	58,116	51,410
Net income (GAAP measure)	h	$	271	123	147
Plus: Total tax-effected notable items			35	8	(11)
Adjusted net income (non-GAAP measure)	i	$	306	132	137
Return on assets (GAAP measure)	h/g		1.00%	0.84%	1.16%
Adjusted return on assets (non-GAAP meausre)	h/i		1.12%	0.89%	1.07%

First Citizens BancShares, Inc.
Non-GAAP Reconcilation #2
(dollars in millions)

			1Q22	4Q21	1Q21
Total noninterest income (GAAP measure)		$	850	114	137
Less: Depreciation and maintenance on operating leases			124	-	-
Subtotal			726	114	137
Less: Other notable items			446	3	25
Total core noninterest income (non-GAAP measure)		$	280	111	112
Total noninterest expense (GAAP measure)		$	810	323	296
Less: Depreciation and maintenance on operating leases			124	-	-
Subtotal			686	323	296
Less: Other notable items			114	12	10
Total core noninterest expense (non-GAAP measure)	a	$	572	311	286
Net interest income (GAAP measure)		$	649	357	339
Total core noninterest income (non-GAAP measure)			280	111	112
Total efficiency revenue	b	$	929	468	451
Efficiency ratio (non-GAAP measure)	b/a		61.57%	66.31%	63.35%

First Citizens BancShares, Inc.
Non-GAAP Reconcilation #3
(dollars in millions, except per share data)

			1Q22	4Q21	1Q21
Total stockholders' equity (GAAP measure)	a	$	11,041	4,737	4,322
Less: Preferred stock			865	340	340
Common stockholders' equity (non-GAAP measure)	b	$	10,176	4,397	3,982
Common stockholders' equity (non-GAAP measure)		$	10,176	4,397	3,982
Less: Goodwill			346	346	350
Less: Intangible assets			121	19	28
Tangible common stockholders' equity or tangible capital (non-GAAP measure)	c	$	9,708	4,032	3,604
Total shares outstanding	d		16,001,510	9,816,405	9,816,405
Book value per common share (non-GAAP measure)	b/d	$	635.92	447.95	405.59
Tangible book value per common share (non-GAAP measure)	c/d		606.72	410.74	367.07